EXHIBIT 3.1
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                    ARTICLES OF AMENDMENT AND RESTATEMENT
                                     OF
                        LASALLE PARTNERS INCORPORATED
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            Pursuant to the provisions of the Maryland General Corporation
Law, LaSalle Partners Incorporated, a Maryland corporation (the "Corpora-tion"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The Corporation desires to amend and restate its Charter as currently in effect as hereinafter provided. The provisions set forth in these Articles of Amendment and Restatement are all of the provisions of the Charter of the Corporation currently in effect.

            SECOND: The Charter of the Corporation is hereby amended and restated in its entirety as follows:

            FIRST: The name of the corporation (the "Corporation") is LaSalle Partners Incorporated.

            SECOND: The purposes for which the Corporation is formed are as follows:

            (a) To provide property and facility management services, corporate and financial services and investment management services and other related services to real estate owners, users and investors; and

            (b) To carry on any and all business, transactions and activities permitted by the Maryland General Corporation Law (the "MGCL").

            THIRD: The address of the principal office of the Corporation within the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202. The name and address of the resident agent of the Corporation within the State of Maryland is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202. The resident agent is a Maryland corporation.

            FOURTH: (a) AUTHORIZED CAPITAL STOCK. The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The aggregate par value of all of the Corporation's authorized shares of capital stock is $1,100,000.

            (b) COMMON STOCK. The powers, preferences and rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

                  (1) VOTING. Except as otherwise expressly required by law or provided herein, and subject to any voting rights provided to hold-ers of any other class or series of common stock or to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with re-spect to which stockholders are entitled to vote under applicable law or this Charter, or upon which a vote of stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one (1) vote in person or by proxy for each share of the Common Stock standing in such holder's name on the stock transfer records of the Corporation.

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                  (2)   NO CUMULATIVE VOTING.  The holders of shares of
Common Stock shall not have cumulative voting rights.

                  (3) DIVIDENDS. Subject to the rights of the holders of any other class or series of common stock or the holders of Preferred Stock, and subject to any other provisions of this Charter, as they may be amended from time to time, holders of shares of Common Stock shall be enti-tled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time, out of assets or funds of the Corporation legally available therefor.

                  (4) LIQUIDATION, DISSOLUTION, ETC. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any other series of capital stock of the Corporation that shall have a preference in the event of any liquidation, dissolution or winding up that may at the time be out-standing, in proportion to the number of shares of Common Stock held by them.

                  (5) NO PREEMPTIVE OR SUBSCRIPTION RIGHTS. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

            (c) ABILITY TO RECLASSIFY. The Board of Directors may classify and reclassify any unissued shares of any class of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock. Subject to the terms and conditions of any outstanding capital stock, the power of the Board of Directors to classify and reclas-sify any of the shares of capital stock shall include, without limitation, subject to the provisions of this Charter, authority to classify or reclas-sify any unissued shares of such stock into a class or classes of stock that have a priority as to distributions and upon liquidation and to divide and classify shares of any class into one or more series of such class by determining, fixing or altering one or more of the following:

                  (1) the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors;

                  (2) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                  (3) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

                  (4) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption, and whether or not there shall be a sinking fund or purchase account in respect thereof, and, if so, the terms thereof;







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                  (5)   whether the shares of such class or series shall be
convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (6) the rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock; and

                  (7) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Charter, to the full extent permitted in accordance with the laws of the State of Maryland.

            The terms of any capital stock classified or reclassified pursuant to powers of the Board of Directors as set forth herein shall be set forth in Articles Supplementary filed for record with the Maryland State Department of Assessments and Taxation prior to the issuance of any such capital stock.

            (d) PREFERRED STOCK. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative, cumulative to a limited extent or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

            (e) POWER TO SELL AND PURCHASE SHARES. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as other-wise permitted by law.





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            FIFTH:  The following provisions are inserted for the manage-
ment of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

            (a) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

            (b) The number of directors of the Corporation initially shall be nine, which number may from time to time be increased or decreased by, or in the manner provided in, the Bylaws of the Corporation, provided, that the number of directors shall never be less than three nor more than fifteen.

            (c) The directors of the Corporation, other than those who may be elected by the holders of any class or series of common stock or Preferred Stock, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall expire on the date of the 1998 annual meeting; the term of the initial Class II directors shall expire on the date of the 1999 annual meeting; and the term of the initial Class III directors shall expire on the date of the 2000 annual meeting. At each succeeding annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected by a plurality vote of all shares cast at such meeting to hold office for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

            The following persons shall serve as Class I directors until the 1998 annual meeting of stockholders:

                        Robert C. Spoerri
                        Charles K. Esler
                        Daniel W. Cummings

            The following persons shall serve as Class II directors until the 1999 annual meeting of stockholders:

                        William E. Sullivan
                        Earl E. Webb
                        Lizanne Galbreath

            The following persons shall serve as Class III directors until the 2000 annual meeting of stockholders:

                        Stuart L. Scott
                        M.G. Rose
                        Lynn C. Thurber

            (d) Election of directors need not be by written ballot unless the Bylaws so provide.

            (e) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.









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            (f)   Subject to the terms of any one or more other classes or
series of common stock or Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the entire Board of Directors and any other vacancy occurring on the Board of Directors may be filled by a majority of the remaining Directors, even if less than a quorum, or by a sole remaining director. Any vacancy on the Board of Directors which results from the removal of a director may also be filled by the stockholders. Any director of any class elected by the stockholders to fill a vacancy resulting from the removal of a director of such class shall serve for the balance of the term of the removed director. Any director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualifies. Subject to the rights, if any, of the holders of shares of Preferred Stock or shares of any other class or series of common stock then outstanding, any director of the Corporation may be removed from office at any time, but only for cause (as such term would be construed under Section 2-406(a) of the MGCL, or any successor provision) and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock or one or more other classes or series of common stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockhold-ers, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Charter applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

            (g) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empow-ered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provi-sions of the MGCL, this Charter, and the Bylaws of the Corporation; PRO-VIDED, HOWEVER, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

            SIXTH: To the fullest extent permitted by the MGCL or Maryland decisional law, as amended, supplemented or interpreted, no director or officer shall be personally liable to the Corporation or any of its stock-holders for monetary damages. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

            SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent permitted by the MGCL or Maryland decisional law, as amended, supplemented or interpreted, and such right to indemnifi-cation shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in con-nection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.





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            The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

            The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Charter, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

            Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modifi-cation.

            EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected: (i) at a duly called annual or special meeting of the stockholders of the Corporation or (ii) by written consent if there is filed with the records of stockholders meetings a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.

            NINTH: Unless otherwise prescribed by law or otherwise provided herein, special meetings of the stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Direc-tors, if there be one, (ii) the President, (iii) the Board of Directors or
(iv) the Secretary at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting.

            TENTH: Meetings of stockholders may be held at any place in the United States as is provided in the Bylaws or set by the Directors of the Corporation in accordance therewith. The books of the Corporation may be kept (subject to any provision contained in the MGCL) outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

            ELEVENTH: The Board of Directors or the stockholders shall have the power to adopt, amend, alter or repeal the Corporation's Bylaws. The affirmative vote of at least a majority of the entire Board of Direc-tors or the affirmative vote of at least a majority of the shares of stock entitled to vote thereon shall be required to adopt, amend, alter or repeal the Corporation's Bylaws.

            TWELFTH: The Corporation hereby expressly elects not to be governed by the provisions of Title 3, Subtitle 7 of the MGCL.

            THIRTEENTH: The Corporation hereby expressly elects not to be governed by the provision in Title 3, Subtitle 6, Section 3-602 with respect to any business combination with the following: DEL-LPL Limited Partnership and DEL-LPAML Limited Partnership and any present or future affiliate or associate of DEL-LPL Limited Partnership or DEL-LPAML Limited Partnership, or any person acting in concert with any of the foregoing per-sons.








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            FOURTEENTH:  The Corporation reserves the right to amend,
alter, change or repeal any provision contained in this Charter in the manner now or hereafter prescribed in this Charter, the Bylaws of the Corporation or the MGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that notwith-standing anything else contained in this Charter to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the then outstanding shares of Common Stock shall be required to change Article FIFTH, Article SIXTH, Article SEVENTH, Article NINTH, Article TWELFTH, Article THIRTEENTH or this Article FOURTEENTH and, to the extent permissi ble under the MGCL, the affirmative vote of the holders of at least a majority of the then outstanding shares of Common Stock voting as a single class shall be required to change any other provision contained in this Charter.

            FIFTEENTH:  The duration of the Corporation shall be perpetual.


            THIRD: The foregoing amendment and restatement of the Charter of the Corporation has been duly approved by a majority of the entire Board of Directors and no stock entitled to vote on the matter was outstanding at the time of such approval.

            FOURTH: (a) As of immediately before the filing of these Arti-cles of Amendment and Restatement, the Corporation has the authority to issue 10,000,000 shares of Common Stock, par value $.01 per share. The aggregate par value of all of the authorized shares of stock is $100,000.

            (b) As amended, the total number of shares of stock which the Corporation shall have authority to issue has been increased to 110,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, $.01 per share. As amended, the aggregate par value of all of the Corporation's authorized shares of capital stock is $1,100,000.

            (c) The shares of stock of the Corporation are divided into classes, and the amendment contains a description, as amended, of each class, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption.

            FIFTH: The current address of the principal office of the Corporation within the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202.

            SIXTH: The name and address of the Corporation's current resi-dent agent is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202.

            SEVENTH: The number of directors of the Corporation is nine. The names of the directors currently in office are:

      Daniel W. Cummings            Robert C. Spoerri
      Charles K. Esler              William E. Sullivan
      Lizanne Galbreath             Lynn C. Thurber
      M.G. Rose                     Earl E. Webb
      Stuart L. Scott











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            IN WITNESS WHEREOF, LaSalle Partners Incorporated has caused these presents to be signed in its name and on its behalf by its President and attested to by its Secretary on this 7th day of July, 1997.


                              By:    /s/ Robert C. Spoerri
                                    ------------------------
                              Name:  Robert C. Spoerri
                              Title: President



Attest:

      /s/ William E. Sullivan
      -----------------------
Name: William E. Sullivan
Title: Secretary



            THE UNDERSIGNED, President of LaSalle Partners Incorporated, who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                               /s/ Robert C. Spoerri
                              ------------------------
                              Name: Robert C. Spoerri
                              Title: President































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